CONSENT OF DONALD W. HUGHES

I consent to the reference to me under the caption “Management” in the prospectus contained in the Registration Statement on Form SB-2 (File No. 333-142649) of EyeTel Imaging, Inc.

/s/ Donald W. Hughes
Donald W. Hughes
Baltimore, Maryland
July 6, 2007